            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #4 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated February 1, 2006 relating to the January 31, 2006 financial statement of Commonwealth Income & Growth Fund VI, which appears in the Prospectus, which is a part of this Pre-effective Amendment #4 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 20, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #4 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated July 17, 2006 relating to the February 28, 2006 financial statement of Commonwealth Income & Growth Fund, Inc., which appear in the Prospectus, which is a part of this Pre-effective Amendment #4 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 20, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment #4 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VI of our report dated June 29, 2006 relating to the February 28, 2006 and 2005 consolidated financial statements of Commonwealth Capital Corp. and Subsidiaries, which appear in the Prospectus, which is a part of this Pre-effective Amendment #4 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 20, 2006